Exhibit 3(ii)

AMENDED AND RESTATED BYLAWS
AS OF JUNE 15, 2012
SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION
a California corporation

RESTATED AND AMENDED BYLAWS
OF
SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION
a California corporation

ARTICLE I
OFFICES

Section 1.   Principal Office.  The principal executive office of Sustainable Environmental Technologies Corporation (the “Corporation”) shall be located at 2377 W. Foothill Blvd., Suite No. 12, Upland, California 91786. The location may be changed by approval of a majority of the authorized Directors.

Section 2.   Other Offices.  The Corporation may also have offices at such other places as the business of the Corporation requires.

ARTICLE II
DIRECTORS

Section 1.   Powers.  Subject to the provisions of the California Corporations Code (hereinafter the "Code"), and subject to any limitations in the Articles of Incorporation of the Corporation relating to action required to be approved by the shareholders, as that term is defined in Section 153 of the Code, or by the outstanding shares, as that term is defined in Section 152 of the Code, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.  The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other persons, provided that the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, under the ultimate direction of the Board.

Section 2.   Number and Qualification of Directors.  The Board of Directors shall have authority to determine the number of directors constituting the Board of Directors; provided, however, that in no event shall the number be less than three or more than five, with the exact number within that range to be fixed by resolution of the Board of Directors.

Section 3.   Election and Term of Office of Directors.

3.1    Directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected at any annual meeting, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until his successor has been elected and qualified.

3.2           Except as may otherwise be provided herein, or in the Articles of Incorporation by way of cumulative voting rights, the members of the Board of Directors of this Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares of stock present in person or by proxy, entitled to vote in the election.

Section 4.   Vacancies.

4.1    Vacancies on the Board of Directors, as specified in the Code, except for a vacancy created by the removal of a Director, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director.  Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified.  A vacancy in the Board of Directors created by the removal of a Director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares.

4.2    The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

4.3    Any Director may resign, effective on giving written notice to the Chairman of the Board, the Chief Executive Officer, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective.  When one or more directors give notice of his or her or their resignation from the Board of Directors, effective at a future date, the Board may fill the vacancy or vacancies to take effect when the resignation or resignations become effective, each Director so appointed to hold office during the remainder of the term of office of the resigning Director(s).

4.4    No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

Section 5.   Removal of Directors.

5.1    The entire Board of Directors, or any individual Director, may be removed from office as provided by Sections 302, 303, and 304 of the Code.  In such case, the remaining members, if any, of the Board of Directors may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

5.2    No Director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote, were voted) and the entire number of Directors authorized at the time of the Directors most recent election were then being elected; and when by the provisions of the Articles of Incorporation the holders of the shares of any class or series voting as a class or series are entitled to elect one or more Directors, any Director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Section 6.   Place of Meetings.  Regular and special meetings of the Board of Directors may be held at any place within or outside the State of California which has been designated in the notice of the meeting, or  if there is no notice, designated by written consent or resolution  of all of the members of the Board of Directors. If the place of a regular or special meeting is not designated in the notice or fixed by a written consent or resolution by all members of the Board of Directors, it shall be held at the Corporation's principal executive office.

Section 7.   Regular Meetings.

7.1   Regular Meetings. Immediately following each annual shareholder's meeting the Board of Directors shall hold a regular meeting to elect officers and transact other business. Such meeting shall be held at the same place as the annual shareholders' meeting or such other place as shall be fixed by the Board of Directors.

7.2   Other Regular Meetings.   Other regular meetings of the Board of Directors shall be held at such times and places as are fixed by the Board of Directors.

Section 8.   Special Meetings.

8.1    Special meetings of the Board of Directors may be called for any purpose or purposes at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Notice of the time, place and purpose of the special meetings shall be given to each Director unless waived or if the action is taken by written consent as described in Section 11 of this Article.

8.2    Notice of the time, place and purpose for special meeting shall be delivered personally or by telephone to each Director, or sent by email, first class mail, addressed to each Director at his or her email or physical address as it is shown in the records of the Corporation.  In case such notice is mailed, it shall be deposited in the United States mail, priority airmail at least four (4) days prior to the holding of the meeting and for Directors residing overseas, at least ten (10) days prior to the time of holding the meeting. In case such notice is delivered personally, by telephone, or by email, it shall be delivered at least three (3) days prior to the time of the holding of the meeting.

Section 9.   Waiver of Notice.

9.1    The transactions of any meeting of the Board of Directors, however called, noticed, or wherever held, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof.  Waivers of notice or consent need not specify the purposes of the meeting.  All such waivers, consents and approvals shall be filed with the corporate records or made part of the minutes of the meeting.

9.2    Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

Section 10.   Quorums. A majority of the members of the Board of Directors shall constitute a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by the vote of a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, subject to the provisions of Section 310 (Transactions with Interested Directors) and subdivision (e) of Section 317 (Indemnification of Corporate Agents) of the Code.

Section 11.   Adjournment.  A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 12.   Notice of Adjournment.  Notice of the time and place of the holding of an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment in accordance with Section 9 of this Article.

Section 13.   Directors Action by Unanimous Written Consent.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board of Directors.  Such consent shall be filed with the regular minutes of the Board of Director.

ARTICLE III
OFFICERS

Section 1.   Officers.  The principal officers of the Corporation shall be a Chief Executive Officer, a Secretary, and a Chief Financial Officer.  The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III.  Any number of offices may be held by the same person.

Section 2.   Election of Officers.  The principal officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article III, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.  Each officer shall hold office until his successor shall be duly elected and qualified, or until his death, resignation, or removal in the manner hereinafter provided.

Section 3.   Subordinate Officers, Etc.  The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 4.   Removal and Resignation of Officers.

4.1    Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by a majority of the Directors, at any regular or special meeting of the Board of Directors, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

4.2    Any officer may resign at any time by giving written notice to the Board of Directors.  Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.   Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to that office.

Section 6.   Chief Executive Officer.  The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation.  The Chief Executive Officer shall attend and report at all meetings of the shareholders and at all meetings of the Board of Directors, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 7.   Secretary.

7.1    The Secretary shall keep, or cause to be kept, a book of minutes of all meetings of the Board of Directors and shareholders at the principal executive office of the Corporation or such other place as the Board of Directors may order.  The minutes shall include the time and place of holding the meeting, whether regular or special, and if a special meeting, how authorized, the notice thereof given, and the names of those present at Directors' and committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

7.2    The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number and classes or shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

7.3    The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given.  The Secretary shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 8.   Chief Financial Officer.

8.1    The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares issued.  The books of account shall, at all reasonable times, be open to inspection by any Director.

8.2    The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and Directors, whenever they request it, an account of all of the transactions of the Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE IV
SHAREHOLDERS MEETINGS

Section 1.   Place of Meetings.  Meetings of the shareholders shall be held at any place within or outside the state of California designated by the Board of Directors.  In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Corporation.

Section 2.   Annual Meeting. The annual meeting of the Shareholders shall be held, each year, as follows:

Time of Meeting:                                           10:00 A.M.
Date of Meeting:                                           August 1

2.3    If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same time.  At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the Corporation and for the transaction of such other business as may be properly brought before the meeting

2.4    If the above date is inconvenient, the annual meeting of Shareholders shall be held, in each year on such day, at such time and such place within or outside the State of California as shall be fixed by the Board of Directors and stated in the notice of the meeting to the shareholders.

Section 3.   Special Meetings

3.1    Special meetings of the Shareholders for any purpose or purposes whatsoever, may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or by any number of shareholders owning or having the right to vote an aggregate of not less than 10% of outstanding shares of capital stock entitled to vote.

3.2    If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation.  The officer receiving such request shall forthwith cause notice to be given to the Shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.  If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice in the manner provided in these Bylaws or upon application to the Superior Court as provided in the Code.  Nothing contained in this paragraph of this Section shall be construed as limiting, fixing or affecting the time when a meeting of Shareholders called by action of the Board of Directors may be held.

Section 4.   Notice of Meetings.

4.1    Notice of any Shareholders meetings, annual or special, shall be given in writing not less than ten (10) days nor more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat by the Secretary or the Assistant Secretary, or if there be no such officer, or in the case of said Secretary or Assistant Secretary's neglect or refusal, by any Director or Shareholder.

4.2    Such notices or any reports shall be given personally or by mail or other means of written communication as provided in the Code and shall be sent to the Shareholder's address appearing on the books of the Corporation, or supplied by the Shareholder to the Corporation for the purpose of notice, and in the absence thereof, as provided in the Code by posting notice at a place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located.

4.3    Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (i) in case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted, or (ii) in the case of an annual meeting, those matters which the Board of Directors, at the date of mailing of notice, intends to present for action by the Shareholders.  At any meetings where Directors are elected, notice shall include the names of the nominees, if any, intended at the date of notice to be presented for election.

4.4           Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication.  The officer giving such notice or report shall prepare and file in the minute book of the Corporation an affidavit or declaration thereof.

4.5           If action is proposed to be taken at any meeting for approval of (i) contracts or transactions in which a Director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) an amendment to the Articles of Incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the Corporation, pursuant to Section 1201 of the Code, (iv) dissolution of the Corporation, pursuant to Section 1900 of the Code, or (v) a distribution to preferred Shareholders, pursuant to Section 2007 of the Code, the notice shall also state the general nature of such proposal.

Section 5.   Quorum.

5.1    The holders of a majority of the shares entitled to vote at a Shareholders' meeting, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by the Code or by these Bylaws.

5.2    The Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a majority of the shares required to constitute a quorum.

Section 6.   Adjourned Meeting and Notice Thereof.

6.1    Any Shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting.

6.2           When any meeting of Shareholders, either annual or special, is adjourned to another time or place, notice need not be given for the resumption of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken. If a new record date for the adjourned meeting is fixed, or if the adjournment is for more than forty-five (45) days from the date set for the resumption of the original meeting,  the Board of Directors shall set a new record date and notice of any adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 4 of this Article.  At any adjourned meeting, the Corporation may transact any business, which might have been transacted at the original meeting.

Section 7.   Waiver or Consent by Absent Shareholders.

7.1    The transactions of any meeting of Shareholders, either annual or special, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof.

7.2    The waiver of notice or consent need not specify either the business to be transacted or the purpose of any regular or special meeting of Shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section E of Section 4.5 of this Article, the waiver of notice or consent shall state the general nature of such proposal.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

7.3    Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice.  A Shareholder or Shareholders of the Corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation may (i) inspect, and copy the records of Shareholders' names and addresses and shareholdings during usual business hours upon five days prior written demand upon the Corporation, and/or (ii) obtain from the transfer agent by paying such transfer agent's usual charges for such a list, a list of the Shareholders' names and addresses who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by the Shareholders subsequent to the day of demand.  Such list shall be made available by the transfer agent on or before the later of five (5) days after the demand is received or the date specified therein as the date as of which the list is to be compiled.  The record of Shareholders shall also be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder's interest as a Shareholder or as a holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of such Shareholder or holder of a voting trust certificate making such demand.

Section 8.   Maintenance and Inspection of Bylaws.  The Corporation shall keep at its principal executive office, or if not in this state, at its principal business office in this state, the original or a copy of the Bylaws amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours.  If the principal executive office of the Corporation is outside the state and the Corporation has no principal business office in this state, the Secretary shall, upon written request of any Shareholder, furnish to such Shareholder a copy of the Bylaws as amended to date.

Section 9.   Annual Statement of General Information.  The Corporation shall, in a timely manner, in each year, file with the Secretary of State of California, on the prescribed form, the statement setting forth the authorized number of Directors, the names and complete business or residence addresses of all incumbent Directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary and Chief Financial Officer, the street address of its principal executive office or principal business office in this state and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of the service of process, all in compliance with the Code.

ARTICLE V
AMENDMENTS TO BYLAWS

Section 1.   Amendment by Shareholders.  All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of stock entitled to vote in the election of directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

Section 2.   Amendment by Directors. The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation, provided, however, that the shareholders entitled to vote with respect thereto as in this Article V above-provided may alter, amend or repeal Bylaws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors or to change any provisions of the Bylaws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders.  If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the Bylaws so adopted, amended or repealed, together with a concise statement of the changes made.

Section 3.   Record of Amendments.  Whenever an amendment or new Bylaw is adopted, it shall be copied in the corporate book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in the corporate book of Bylaws.

ARTICLE VI
SHARES OF STOCK

Section 1.   Certificate of Stock.

1.1    The certificates representing shares of the Corporation's stock shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued.  The certificates shall bear the following:  the Corporate Seal, the holder's name, the number of shares of stock and the signatures of:  (1) the Chief Executive Officer, and (2) the Secretary or Chief Financial Officer.

1.2    No certificate representing shares of stock shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

1.3    To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share of stock which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the corporation, exchangeable as therein provided for full shares of stock, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2.   Lost or Destroyed Certificates.  The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed.  On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate.  A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of directors, it is proper to do so.

Section 3.   Transfer of Shares.

3.1    Transfer of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares of stock with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of taxes as the Corporation or its agents may require.

3.2    The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4.   Record Date.  In lieu of closing the stock ledger of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty (60) days, nor less than ten (10) days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends or allotment of any rights, or for the purpose of any other action.  If no record date is fixed, the record date for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if no notice is given, the day preceding the day on which the meeting is held.  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted.  When a determination of shareholders of record entitled to notice of, or to vote at, any meeting of shareholders has been made, as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VII
DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefore, as often, in such amount, and at such time or times as the Board of Directors may determine.

ARTICLE VIII
FISCAL YEAR

The fiscal year of the Corporation shall be March 31, and may be changed by the Board of Directors from time to time subject to applicable law.

ARTICLE IX
CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation; the date of its incorporation, and the word "California" to indicate the Corporation was incorporated pursuant to the laws of the State of California.

ARTICLE X
INDEMNITY

Section 1.    Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of California from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.  The Board of Directors may, in its discretion, cause the expense of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  No such person shall be indemnified against, or be reimbursed for, any expense or payments incurred in connection with any claim or liability established to have arisen out of his or her own willful misconduct or gross negligence.  Any right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, which such directors, officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law or otherwise, as well as their rights under this Article.

Section 2.    The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Section 3.    The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to the full extent permitted by the Code.

CERTIFICATE OF SECRETARY

I, the undersigned, certify that:

1.    I am the duly elected and acting Secretary of SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION, a California corporation; and

2.    The foregoing Amended and Restated Bylaws, consisting of 13 pages, are the Bylaws of this Corporation as adopted by the Board of Directors.

IN WITNESS WHEREOF, I have subscribed my name and affixed the seal of this Corporation on this 15th day of June, 2012.

/s/ Keith Morlock
KEITH MORLOCK, Secretary